Exhibit 107
Calculation of Filing Fee Tables
S-3
(Form Type)

Vistra Operations Company LLC
Vistra Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock of Vistra Corp., par value $0.01 per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock of Vistra Corp., par value $0.01 per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities of Vista Operations Company LLC guaranteed by Vistra Corp.	457(r)				0.0001381
Fees to be Paid	4	Debt	Guarantees of Vistra Corp.	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:					$0.00		$0.00
		Total Fees Previously Paid:							$0.00
		Total Fee Offsets:							$0.00
		Net Fee Due:							$0.00

Offering Note

(1)
An additional unspecified aggregate initial offering amount or number of the securities of each identified class is being registered as may from time to time be offered by Vistra Corp. and Vistra Operations Company LLC or sold by selling securityholders, if and as allowed, at unspecified prices, along with an indeterminate amount or number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrants are deferring payment of the registration fee in connection with such additional securities offered hereby, and the registrants will pay "pay as you go registration fees" in accordance with Rules 456(b) and 457(r) under the Securities Act with respect to those additional securities.

(2)	See Footnote (1)

(3)	See Footnote (1)

(4)	See Footnote (1)

Table 2: Fee Offset Claims and Sources	☑Not Applicable

		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
ees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Table 3: Combined Prospectuses	☑Not Applicable

	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A